Exhibit 99.1


FOR IMMEDIATE RELEASE
CONTACT:

Investor Relations                                   Carl Hymans
Tiens Biotech Group (USA), Inc.                      G. S. Schwartz & Co.
Tel:  +86-22-8213-7915                               Tel: 212-725-4500
Fax:  +86-22-8213-7667                               Fax: 212-725-9188
Email: investor@tiens-bio.com                        Email: carlh@schwartz.com
                                                            ------------------
http://www.tiens-bio.com
------------------------

             TIENS BIOTECH GROUP (USA) REPORTS FIRST QUARTER RESULTS

NEW YORK - May 15, 2007 -Tiens Biotech Group (USA), Inc. ("the Company" or "Tiens"), (Amex: TBV), www.tiens-bio.com, announced financial results for the first quarter ended March 31, 2007.

Revenue for the first quarter of 2007 was $16.2 million, compared to $16.7 million for the first quarter of 2006.

Net income for first quarter of 2007 was $6.6 million, compared to net income of $6.8 million for first quarter of 2006. Earnings per share for both first quarter 2007 and 2006 were $0.09.

Revenue by Region
-----------------

For the first quarter of 2007, revenue in China was $7.2 million, a decrease of 15.8% compared to the first quarter of 2006.

In China, Tiens sells its products to Tianjin Tianshi Biological Engineering Co., Ltd. ("Tianshi Engineering"), an affiliated Chinese company. In order to qualify for a direct selling license in China, Tianshi Engineering is required to produce a part of the products that it sells in China. As a result, in 2006, Tiens began to sell semi-finished products to Tianshi Engineering, which jointly shares licenses with Tiens to produce, manufacture and sell the products. The semi-finished products, which we are now exclusively selling in China, have lower sales prices than the finished products we had previously sold to Tianshi Engineering.

In addition, management believes that sales to China were negatively impacted by other factors, including:

o continued consumer uncertainty in China regarding the impact of direct selling regulations and uncertainty regarding the timing of the direct selling license application process and approval; and

o increased government and media scrutiny on the direct selling industry, particularly following last year's publication of the new direct selling regulations.

The application of Tianshi Engineering for a direct selling license in China is still pending.

First quarter 2007 international revenue was $9.0 million, an increase of 10.7% compared to 2006. The increase in international revenue was mainly due to significant sales increases in Russia, as well as strong revenue growth in South Africa, Congo, Colombia, Hungary, Kazakhstan, Malaysia, Ecuador, Kenya and Moldova.

Other Highlights
----------------

Cost of sales for the first quarter of 2007 was $4.4 million, a decrease of 7.7%, compared to $4.8 million for the first quarter of 2006. This decrease was primarily due to economies of scale related to the increase in international sales.

Gross profit for the first quarter of 2007 was $11.8 million compared to $11.9 million for the first quarter of 2006. The gross profit margin for the first quarter of 2007 was 72.7% compared to 71.3% for the first quarter of 2006.

Selling, general and administrative expenses were $3.2 million for the first quarter of 2007 compared to $2.6 million for the first quarter of 2006. The increase was primarily due to an increase in the number of employees and in the level of salaries, which were increased during the second quarter of 2006. These increases have also been made in anticipation of Tianshi Engineering receiving a direct selling license in China and the related increase in sales and marketing efforts which management believes will follow. The selling and administrative expenses as a percentage of sales was 19.8% for the first quarter of 2007 compared to 15.3% for the first quarter of 2006.

Tiens continues to strive to expand its market share in China through the branches, chain stores, and Chinese affiliated companies of Tianshi Engineering. To enhance its position in this competitive market, Tianshi Engineering continues to increase its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

As of March 31, 2007, Tiens USA had $101.9 million of retained earnings and total shareholders' equity of $127.3 million.

Tiens Yihai
-----------

In March 2007, Tiens received notice that the Local Government had significantly reduced its approval of land use rights for the Tiens Yihai property. As a result of the reduction in the number of acres for which we have received land use rights and continued uncertainty relating to the Tiens Yihai project, management has suspended development of the project. Tiens is currently reviewing alternative commercial uses for the Tiens Yihai site, as well as the possibility of selling the land use rights to a third party.

Tiens is also currently considering the possible acquisition of an alternative 80 acre site located in the Wuqing economic development area of Tianjin, China. The property is located approximately seven kilometers from Tiens' corporate headquarters and manufacturing facility.

Jinyuan Li, Chairman, President and CEO of Tiens, said, "Tiens continued to generate an increase in international revenue in the first quarter and experienced only a slight decrease in revenue despite the challenging direct selling regulatory environment in China. The decision to suspend the development of the Tiens Yihai property is due to continued delays in the approval process and downsizing of the project by the local government. We are currently reviewing the possible acquisition of a site near our existing Tiens corporate headquarters. We remain positive in our long-term outlook for the Company as we continue to invest in the future and strive to enhance shareholder value."

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com.
--------------------------------------------------------

Tiens Biotech Group (USA), Inc. (AMEX:TBV) conducts its business operations from Tianjin, People's Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary nutrition supplement products, and personal care products.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 63 countries. Since its establishment, Tiens has developed and produced 35 nutrition supplements, which include wellness products and dietary nutrition supplements. Tiens has also developed and produced 25 personal care products, which include skin care products and personal washing products. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens' products in China through chain stores, domestic affiliated companies, and its 111 branches. Outside of China, Tiens sells its products to affiliated companies in 63 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company's direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether Tianshi Engineering, the Company's affiliate which sells its products in China, obtains a direct selling license in China; and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."


                                 -Tables Follow-

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                                   (UNAUDITED)



                                                         2007           2006
                                                    ------------   ------------
REVENUE - RELATED PARTIES                           $ 16,236,789   $ 16,722,560

COST OF SALES                                          4,435,599      4,806,296
                                                    ------------   ------------

GROSS PROFIT                                          11,801,190     11,916,264

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           3,222,756      2,566,422
                                                    ------------   ------------

INCOME FROM OPERATIONS                                 8,578,434      9,349,842

OTHER INCOME (EXPENSE), net                              447,613        (37,721)
                                                    ------------   ------------

INCOME BEFORE PROVISION FOR INCOME TAXES
 AND MINORITY INTEREST                                 9,026,047      9,312,121

PROVISION FOR INCOME TAXES                               711,010        733,531
                                                    ------------   ------------

INCOME BEFORE MINORITY INTEREST                        8,315,037      8,578,590

MINORITY INTEREST                                      1,753,218      1,808,881
                                                    ------------   ------------

NET INCOME                                             6,561,819      6,769,709

OTHER COMPREHENSIVE INCOME:
  Foreign currency translation adjustment              1,275,061        717,827
                                                    ------------   ------------

COMPREHENSIVE INCOME                                $  7,836,880   $  7,487,536
                                                    ============   ============


EARNINGS PER SHARE, BASIC AND DILUTED               $       0.09   $       0.09
                                                    ============   ============

WEIGHTED AVERAGE NUMBER OF SHARES                     71,333,586     71,333,586
                                                    ============   ============


                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2007 AND DECEMBER 31, 2006

                                     ASSETS
                                     ------

                                                          March 31,     December 31,
                                                            2007           2006
                                                         (Unaudited)      (Audited)
                                                        ------------   ------------
CURRENT ASSETS:
 Cash                                                   $ 50,926,651   $ 54,270,065
 Accounts receivable, trade - related
 parties, net of allowance for doubtful accounts of
 $83,958 and $86,776 as of March 31, 2007 and December
 31, 2006, respectively                                   16,707,575     12,926,670
 Accounts receivable, trade - third parties                   18,319         18,135
 Inventories                                               6,258,266      6,845,108
 Other receivables                                           304,927        349,905
 Other receivables - related parties                       7,855,811      8,397,227
 Employee advances                                           103,929        111,121
 Prepaid expense                                           2,265,153      2,135,917
                                                        ------------   ------------
   Total current assets                                   84,440,631     85,054,148
                                                        ------------   ------------

PLANT AND EQUIPMENT, net                                  32,351,061     30,511,319
                                                        ------------   ------------

OTHER ASSETS:
 Intangible assets, net                                    3,021,408        510,183
 Long-term prepaid expenses                                4,747,661      7,031,348
 Loans receivable - related party                         26,256,356     25,640,000
                                                        ------------   ------------
  Total other assets                                      34,025,425     33,181,531
                                                        ------------   ------------

   Total assets                                         $150,817,117   $148,746,998
                                                        ============   ============


                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2007 AND DECEMBER 31, 2006

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

                                                                   March 31,    December 31,
                                                                      2007           2006
                                                                  (Unaudited)     (Audited)
                                                                 ------------   ------------
CURRENT LIABILITIES:

 Accounts payable                                                $  3,258,547   $  4,123,105
 Advances from customers - related parties                          1,542,768      1,570,120
 Wages and benefits payable                                           989,889        992,068
 Other taxes payable                                                1,379,199        969,760
 Other payables                                                       352,170        500,213
 Other payables - related parties                                     202,027        522,105
 Dividend payable to minority interest                                240,728        238,311
 Current portion of long term debt, related party                   2,130,000      2,130,000
  Total current liabilities                                        10,095,328     11,045,682


LONG TERM DEBT, net of current portion, related party               6,397,742      6,397,742

  Total liabilities                                                16,493,070     17,443,424

MINORITY INTEREST                                                   7,066,916     11,883,323

SHAREHOLDERS' EQUITY:
  Common stock, $0.001 par value, 260,000,000 shares authorized,
   71,333,586 issued and outstanding, respectively                     71,334         71,334
 Paid-in-capital                                                    8,842,009      8,842,009
 Statutory reserves                                                 9,420,783      9,420,783
 Retained earnings                                                101,932,956     95,371,137
 Accumulated other comprehensive income                             6,990,049      5,714,988
  Total shareholders' equity                                      127,257,131    119,420,251
   Total liabilities and shareholders' equity                    $150,817,117   $148,746,998

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
                                REVENUE BY REGION
                                   (Unaudited)



                                             Three months
                                            ended March 31,
                                    ------------------------------
                                        2007               2006        Change
                                    -----------        -----------   -----------
China                               $ 7,210,301        $ 8,566,617        -15.8%
International                       $ 9,026,488        $ 8,155,943         10.7%
                                    -----------        -----------
Total                               $16,236,789        $16,722,560         -2.9%